TeraWulf Acquires Beowulf Electricity & Data, Streamlining Corporate Structure EASTON, Md. – May 27, 2025 – TeraWulf Inc. (Nasdaq: WULF) (“TeraWulf” or the “Company”), which owns and operates vertically integrated, next-generation digital infrastructure primarily powered by zero-carbon energy, announced today the acquisition of 100% of the membership interests of Beowulf Electricity & Data LLC and its affiliates (collectively, “Beowulf E&D”). The strategic transaction simplifies TeraWulf’s corporate structure and eliminates a related-party relationship consolidating resources under a unified operating framework. Transaction Overview The total consideration for the transaction is approximately $52.4 million, consisting of $3 million in cash and 5 million shares of TeraWulf common stock issued at closing. The agreement also includes up to $19 million in contingent cash payments and up to $13 million in additional common stock, subject to the achievement of key milestones related to the expansion of TeraWulf’s data center business and project financing initiative. As part of the acquisition, 94 employees from Beowulf E&D – including Lake Mariner site staff and corporate support personnel – have transitioned to TeraWulf employment. In addition, the existing services agreement with Beowulf E&D, which had included substantial ongoing payments, has been terminated in conjunction with the closing. The Company’s previously announced 2025 cost guidance, including SG&A expenses of $40-$45 million and operating expenses of $20-$25 million, remains unchanged following the acquisition. Strategic Rationale The acquisition provides several key strategic benefits: • Strengthened Vertical Integration and Energy Expertise. Beowulf E&D brings deep experience in the development and operation of power generation assets and related electrical infrastructure. Integrating this capability directly into TeraWulf supports the Company’s long-term growth strategy, especially as power generation becomes increasingly integral to high-power compute operations. • Enhanced Access to Capital Markets. A simplified corporate structure improves transparency for debt investors and facilitates the creation of a repeatable, efficient process for accessing project financing in support of upcoming HPC infrastructure initiatives. • Expanded Investor Appeal. The elimination of a related-party structure enables broader engagement with institutional and long-only investors who may have been constrained by related- party disclosures in prior filings. “This acquisition consolidates our operations under a single, unified structure” said Kerri Langlais, Chief Strategy Officer of TeraWulf. “It enhances transparency, strengthens governance, and provides greater strategic flexibility as we pursue long-term growth and value creation. With all employees operating under one roof, we are well-positioned to scale our next-generation infrastructure and support the evolving demands of AI and high-power compute workloads.”

The transaction was negotiated and approved by a special independent committee of the Company’s Board of Directors comprised entirely of independent directors (the “Independent Committee”). The Independent Committee consulted independent legal counsel Reed Smith LLP and received a fairness opinion from Piper Sandler & Co. in connection with the transaction. About TeraWulf TeraWulf develops, owns, and operates environmentally sustainable, next-generation data center infrastructure in the United States, specifically designed for bitcoin mining and hosting HPC workloads. Led by a team of seasoned energy entrepreneurs, the Company owns and operates the Lake Mariner facility situated on the expansive site of a now retired coal plant in Western New York. Currently, TeraWulf generates revenue primarily through bitcoin mining, leveraging predominantly zero-carbon energy sources, including hydroelectric and nuclear power. Committed to environmental, social, and governance (ESG) principles that align with its business objectives, TeraWulf aims to deliver industry- leading economics in mining and data center operations at an industrial scale. Forward-Looking Statements This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements include statements concerning anticipated future events and expectations that are not historical facts. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. In addition, forward-looking statements are typically identified by words such as “plan,” “believe,” “goal,” “target,” “aim,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “seek,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “strategy,” “opportunity,” “predict,” “should,” “would” and other similar words and expressions, although the absence of these words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are based on the current expectations and beliefs of TeraWulf’s management and are inherently subject to a number of factors, risks, uncertainties and assumptions and their potential effects. There can be no assurance that future developments will be those that have been anticipated. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, risks, uncertainties and assumptions, including, among others: (1) the ability to mine bitcoin profitably; (2) our ability to attract additional customers to lease our HPC data centers; (3) our ability to perform under our existing data center lease agreements (4) changes in applicable laws, regulations and/or permits affecting TeraWulf’s operations or the industries in which it operates; (5) the ability to implement certain business objectives, including its bitcoin mining and HPC data center development, and to timely and cost-effectively execute related projects; (6) failure to obtain adequate financing on a timely basis and/or on acceptable terms with regard to expansion or existing operations; (7) adverse geopolitical or economic conditions, including a high inflationary environment, the implementation of new tariffs and more restrictive trade regulations; (8) the potential of cybercrime, money-laundering, malware infections and phishing and/or loss and interference as a result of equipment malfunction or break-down, physical disaster, data security breach, computer malfunction or sabotage (and the costs associated with any of the foregoing); (9) the availability and cost of power as well as electrical infrastructure equipment necessary to maintain and grow the business and operations of TeraWulf; and (10) other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Potential investors, stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. TeraWulf does not assume any obligation to publicly update any forward-looking statement after it was made, whether as a result of new information, future events or otherwise, except as required by law or regulation. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s filings with the SEC, which are available at www.sec.gov.